SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 18, 2001

                                 DOCUPORT, INC.
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             (Exact name of registrant as specified in its charter)


 DELAWARE                           000-28451                        22-3649272
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 (State or other jurisdiction      (Commission                  (IRS Employer of
  incorporation)                    File Number)             Identification No.)

                  12 SPIELMAN ROAD, FAIRFIELD, NEW JERSEY 07004
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               (Address of principal executive offices)   (Zip Code)

 Registrant's telephone number, including area code.....973-882-3177

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              (Former name or former address, if changed since last
                                    report.)
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Item 5. Other Events and Regulation FD Disclosure

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      DocuPort, Inc. (the "Registrant") has executed a Loan Agreement (the "Loan
Agreement") with Docuport (Jersey) Limited (the "lender"). Pursuant to the terms of the Loan Agreement, the lender will provide financing to the Registrant in a secured, restricted use credit facility which will be provided by way of a letter of credit and periodic cash drawdowns less any deductions and expenses with respect to the closing of the Loan.

      Drawdowns on the credit facility are conditioned on submission of written requests and the lender's approval of the use of the funds. In connection with the credit facility, the Registrant granted the lender a security interest in substantially all of its assets and the Registrant's controlling shareholders entered into an agreement for the election of two members of the Board of Directors designated by the lender as well as an agreed upon independent Director. The lender also received warrants and a right of first negotiation relating to the distributorship for the Registrant's products in continental Europe.

Item 7. Exhibits

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(a)   EXHIBITS

      Set forth below is a list of the Exhibits applicable to this Current Report on Form 8-K, numbered in accordance with Item 601 of Regulation S-K.

99.1 Press release dated as of the 22nd day of May, 2001 issued by DocuPort, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Docuport, Inc.,
                                          a Delaware Corporation


                                          By: /s/ Norman Docteroff
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                                                Norman Docteroff, President

Date: June 4, 2001


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